NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Contact:  Elizabeth B. Farrell
Vice President, Investor Relations
Everest Global Services, Inc.
908.604.3169

For Immediate Release

Everest Re Group Reports First Quarter 2018 Results;
Annualized Return on Equity of 10%

HAMILTON, Bermuda – April 25, 2018 -- Everest Re Group, Ltd. (NYSE: RE) today reported first quarter 2018 net income of $210.3 million, or $5.11 per diluted common share, compared to net income of $291.6 million, or $7.07 per diluted common share for the first quarter of 2017. After-tax operating income1 was $219.7 million, or $5.34 per diluted common share, for the first quarter of 2018, compared to after-tax operating income¹ of $267.1 million, or $6.48 per diluted common share, for the same period last year.

Commenting on the Company's results, President and Chief Executive Officer, Dominic J. Addesso said, "Everest continues to deliver a solid performance with double digit returns on equity. Our diversified growth strategies, with premium up 21%, continue to provide balance and stability to the overall portfolio. In fact, excluding catastrophe losses, our net operating income was up 5% and underwriting income was above $200 million. We are pleased with our overall results and believe they once again demonstrate the strength of the Everest franchise."

Effective this quarter, the Company changed its reporting of operating income, a non-GAAP financial measure. Historically operating income represented net income, excluding realized capital gains and losses and the tax impact related to the enactment of the Tax Cuts and Jobs Act in 2017. Starting in first quarter 2018, the Company further adjusted operating income to exclude foreign exchange gains and losses as it believes the impact of foreign currency movements on income is not indicative of the performance of the underlying business in a particular period.

Operating highlights for the first quarter of 2018 included the following:

•
Gross written premiums for the quarter were $1.9 billion, an increase of 21% compared to the first quarter of 2017. On a constant dollar basis, premium was up 19%, quarter over quarter. Worldwide reinsurance premiums were up 22% to $1.4 billion, with growth across each segment primarily driven by increased pro-rata premium. Direct insurance premiums were up 16%, from first quarter 2017, to $505 million, consistent with the growth trends noted through 2017.

•
The combined ratio was 93.3% for the quarter compared to 86.0% in the first quarter of 2017. Excluding the previously announced catastrophe losses arising from the 2017 Northern and Southern California wildfires, the attritional combined ratio was 87.1% compared to 84.5% in the same period last year. The higher attritional loss ratio is driven by changes in mix of business as well as higher retrocessional costs in the quarter.

•	Net investment income increased 13% for the quarter to $138.3 million.
•	Net after-tax realized and unrealized capital losses amounted to $19.4 million and $199.4 million, respectively.
•	Cash flow from operations was $195.6 million compared to $381.8 million for the same period in 2017
•	For the quarter, the annualized after-tax operating income¹ return on average adjusted shareholders' equity² was 10.5%.
•
Shareholders' equity ended the quarter at $8.3 billion, relatively flat compared to year end 2017. Book value per share was modestly down from $204.95 at December 31, 2017 to $203.62 at March 31, 2018.

This news release contains forward-looking statements within the meaning of the U.S. federal securities laws.  We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the U.S. Federal securities laws. These statements involve risks and uncertainties that could cause actual results to differ materially from those contained in forward-looking statements made on behalf of the Company.  These risks and uncertainties include the impact of general economic conditions and conditions affecting the insurance and reinsurance industry, the adequacy of our reserves, our ability to assess underwriting risk, trends in rates for property and casualty insurance and reinsurance, competition, investment market fluctuations, trends in insured and paid losses, catastrophes, regulatory and legal uncertainties and other factors described in our latest Annual Report on Form 10-K.  The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Everest Re Group, Ltd. is a Bermuda holding company that operates through the following subsidiaries: Everest Reinsurance Company provides reinsurance to property and casualty insurers in both the U.S. and international markets. Everest Reinsurance (Bermuda), Ltd., including through its branch in the United Kingdom, provides reinsurance and insurance to worldwide property and casualty markets and reinsurance to life insurers. Everest Reinsurance Company (Ireland), dac. provides reinsurance to non-life insurers in Europe. Everest Insurance® refers to the primary insurance operations of Everest Re Group, Ltd., and its affiliated companies which offer property, casualty and specialty lines insurance on both an admitted and non-admitted basis in the U.S. and internationally. The Company also operates within the Lloyd's insurance market through Syndicate 2786. In addition, through Mt. Logan Re, Ltd., the Company manages segregated accounts, capitalized by the Company and third party investors that provide reinsurance for property catastrophe risks. Additional information on Everest Re Group companies can be found at the Group's web site at www.everestregroup.com.

A conference call discussing the first quarter results will be held at 10:30 a.m. Eastern Time on April 26, 2018. The call will be available on the Internet through the Company's web site or at www.streetevents.com.

Recipients are encouraged to visit the Company's web site to view supplemental financial information on the Company's results. The supplemental information is located at www.everestregroup.com in the "Financial Reports" section of the "Investor Center". The supplemental financial information may also be obtained by contacting the Company directly.
___________________________

1The Company generally uses after-tax operating income (loss), a non-GAAP financial measure, to evaluate its performance.  After-tax operating income (loss) consists of net income (loss) excluding after-tax net realized capital gains (losses), after-tax net foreign exchange income (expense), and the tax charge related to the enactment of the Tax Cuts and Jobs Act of 2017 (TCJA), as the following reconciliation displays:

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2018		2017
		(unaudited)
		Per Diluted		Per Diluted
		Common		Common
	Amount	Share	Amount	Share

Net income (loss)	$210,318	$5.11	$291,643	$7.07
After-tax net realized capital gains (losses)	(19,355)	(0.47)	32,110	0.78
After-tax net foreign exchange income (expense)	9,933	0.24	(7,558)	(0.18)
Impact of TCJA enactment	-	-	-	-

After-tax operating income (loss)	$219,740	$5.34	$267,091	$6.48

(Some amounts may not reconcile due to rounding.)

Although net realized capital gains (losses) and net foreign exchange income (expense) are an integral part of the Company's insurance operations, the determination of net realized capital gains (losses) and foreign exchange income (expense) is independent of the insurance underwriting process.  The Company believes that the level of net realized capital gains (losses) and net foreign exchange income (expense) for any particular period is not indicative of the performance of the underlying business in that particular period.  Providing only a GAAP presentation of net income (loss) makes it more difficult for users of the financial information to evaluate the Company's success or failure in its basic business, and may lead to incorrect or misleading assumptions and conclusions.  The Company understands that the equity analysts who follow the Company focus on after-tax operating income (loss) in their analyses for the reasons discussed above.  The Company provides after-tax operating income (loss) to investors so that they have what management believes to be a useful supplement to GAAP information concerning the Company's performance.

2Adjusted shareholders' equity excludes net after-tax unrealized (appreciation) depreciation of investments

--Financial Details Follow--

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE INCOME (LOSS)

	Three Months Ended
	March 31,
(Dollars in thousands, except per share amounts)	2018	2017
	(unaudited)
REVENUES:
Premiums earned	$1,619,427	$1,312,097
Net investment income	138,294	122,289
Net realized capital gains (losses):
Other-than-temporary impairments on fixed maturity securities	(70)	(1,229)
Other-than-temporary impairments on fixed maturity securities
transferred to other comprehensive income (loss)	-	-
Other net realized capital gains (losses)	(24,831)	53,957
Total net realized capital gains (losses)	(24,901)	52,728
Net derivative gain (loss)	273	2,630
Other income (expense)	12,064	(4,966)
Total revenues	1,745,157	1,484,778

CLAIMS AND EXPENSES:
Incurred losses and loss adjustment expenses	1,057,177	770,788
Commission, brokerage, taxes and fees	357,639	282,269
Other underwriting expenses	96,284	75,887
Corporate expenses	8,996	8,457
Interest, fees and bond issue cost amortization expense	7,418	8,964
Total claims and expenses	1,527,514	1,146,365

INCOME (LOSS) BEFORE TAXES	217,643	338,413
Income tax expense (benefit)	7,325	46,770

NET INCOME (LOSS)	$210,318	$291,643

Other comprehensive income (loss), net of tax:
Unrealized appreciation (depreciation) ("URA(D)") on securities arising during the period	(190,624)	19,548
Reclassification adjustment for realized losses (gains) included in net income (loss)	(8,772)	(2,199)
Total URA(D) on securities arising during the period	(199,396)	17,349

Foreign currency translation adjustments	17,699	11,893

Reclassification adjustment for amortization of net (gain) loss included in net income (loss)	1,815	2,004
Total benefit plan net gain (loss) for the period	1,815	2,004
Total other comprehensive income (loss), net of tax	(179,882)	31,246

COMPREHENSIVE INCOME (LOSS)	$30,436	$322,889

EARNINGS PER COMMON SHARE:
Basic	$5.14	$7.12
Diluted	5.11	7.07
Dividends declared	1.30	1.25

EVEREST RE GROUP, LTD.
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
(Dollars and share amounts in thousands, except par value per share)	2018	2017
	(unaudited)
ASSETS:
Fixed maturities - available for sale, at market value	$14,844,581	$14,756,834
(amortized cost: 2018, $14,997,018; 2017, $14,689,598)
Fixed maturities - available for sale, at fair value	1,821	-
Equity securities - available for sale, at market value (cost: 2018, $0; 2017, $130,287)	-	129,530
Equity securities - available for sale, at fair value	1,169,531	963,572
Short-term investments	338,694	509,682
Other invested assets (cost: 2018, $1,527,701; 2017, $1,628,753)	1,527,701	1,631,850
Cash	700,586	635,067
Total investments and cash	18,582,914	18,626,535
Accrued investment income	100,129	97,704
Premiums receivable	1,906,427	1,844,881
Reinsurance receivables	1,356,888	1,348,226
Funds held by reinsureds	197,419	292,927
Deferred acquisition costs	420,724	411,587
Prepaid reinsurance premiums	321,203	288,211
Income taxes	265,228	299,438
Other assets	362,264	382,283
TOTAL ASSETS	$23,513,196	$23,591,792

LIABILITIES:
Reserve for losses and loss adjustment expenses	$11,793,346	$11,884,321
Future policy benefit reserve	49,106	51,014
Unearned premium reserve	2,089,628	2,000,556
Funds held under reinsurance treaties	16,965	18,030
Commission reserves	23,251	30,660
Other net payable to reinsurers	244,280	218,017
4.868% Senior notes due 6/1/2044	396,864	396,834
6.6% Long term notes due 5/1/2067	236,585	236,561
Accrued interest on debt and borrowings	7,668	2,727
Equity index put option liability	12,205	12,477
Unsettled securities payable	49,569	38,743
Other liabilities	249,549	332,620
Total liabilities	15,169,016	15,222,560

SHAREHOLDERS' EQUITY:
Preferred shares, par value: $0.01; 50,000 shares authorized;
no shares issued and outstanding	-	-
Common shares, par value: $0.01; 200,000 shares authorized; (2018) 69,187
and (2017) 69,044 outstanding before treasury shares	692	691
Additional paid-in capital	2,163,519	2,165,768
Accumulated other comprehensive income (loss), net of deferred income tax expense
(benefit) of ($11,933) at 2018 and $9,356 at 2017	(341,974)	(160,891)
Treasury shares, at cost; 28,208 shares at 2018 and 2017	(3,322,244)	(3,322,244)
Retained earnings	9,844,187	9,685,908
Total shareholders' equity	8,344,180	8,369,232
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$23,513,196	$23,591,792

EVEREST RE GROUP, LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
(Dollars in thousands)	2018	2017
	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$210,318	$291,643
Adjustments to reconcile net income to net cash provided by operating activities:
Decrease (increase) in premiums receivable	(56,826)	(220,367)
Decrease (increase) in funds held by reinsureds, net	95,416	1,211
Decrease (increase) in reinsurance receivables	236	(30,158)
Decrease (increase) in income taxes	55,905	37,010
Decrease (increase) in prepaid reinsurance premiums	(32,194)	(23,704)
Increase (decrease) in reserve for losses and loss adjustment expenses	(121,415)	99,095
Increase (decrease) in future policy benefit reserve	(1,907)	83
Increase (decrease) in unearned premiums	85,598	125,614
Increase (decrease) in other net payable to reinsurers	24,410	13,666
Increase (decrease) in losses in course of payment	45,919	113,815
Change in equity adjustments in limited partnerships	(24,596)	(10,998)
Distribution of limited partnership income	15,524	5,384
Change in other assets and liabilities, net	(142,935)	12,999
Non-cash compensation expense	8,336	7,501
Amortization of bond premium (accrual of bond discount)	8,950	11,746
Net realized capital (gains) losses	24,901	(52,728)
Net cash provided by (used in) operating activities	195,640	381,812

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from fixed maturities matured/called - available for sale, at market value	512,384	525,873
Proceeds from fixed maturities sold - available for sale, at market value	364,288	428,491
Proceeds from equity securities sold - available for sale, at market value	-	18,802
Proceeds from equity securities sold - available for sale, at fair value	199,875	140,315
Distributions from other invested assets	1,061,894	1,165,905
Cost of fixed maturities acquired - available for sale, at market value	(1,150,718)	(1,552,743)
Cost of fixed maturities acquired - available for sale, at fair value	(1,836)	-
Cost of equity securities acquired - available for sale, at market value	-	(1,282)
Cost of equity securities acquired - available for sale, at fair value	(310,426)	(66,902)
Cost of other invested assets acquired	(947,290)	(1,184,270)
Net change in short-term investments	169,705	(45,178)
Net change in unsettled securities transactions	46,708	236,702
Net cash provided by (used in) investing activities	(55,416)	(334,287)

CASH FLOWS FROM FINANCING ACTIVITIES:
Common shares issued during the period for share-based compensation, net of expense	(9,383)	(6,629)
Dividends paid to shareholders	(53,240)	(51,281)
Cost of shares withheld for taxes on settlements of share-based compensation awards	(14,245)	(11,517)
Net cash provided by (used in) financing activities	(76,868)	(69,427)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	2,163	8,220

Net increase (decrease) in cash	65,519	(13,682)
Cash, beginning of period	635,067	481,922
Cash, end of period	$700,586	$468,240

SUPPLEMENTAL CASH FLOW INFORMATION:
Income taxes paid (recovered)	$(51,253)	$9,593
Interest paid	2,422	105